Exhibit 10.4

Schedule 2 – Software Development, Support and Non-Compete Agreement

THIS SOFTWARE DEVELOPMENT, SUPPORT and NON-COMPETE AGREEMENT (the “Agreement”) dated this 15th day of October 2014 (the “Effective Date”) by and between Signapore eDevelopment Limited, having a business address at 9 Temasek Boulevard #09-02A, Singapore 038989 (“SED”) and Fragmented Industry Exchange Inc (“FIE”), having a business address 2490 Blackrock Turnpike #344, Fairfield, CT 06825.   (SED and FIE collectively,” the “Parties”, or individually the “Party”).

BACKGROUND

WHEREAS, FIE purchased from SED certain exclusive right to certain intellectual property (“Technical Information”) related to an instant messaging application, entitled “Software” or “HotApps” (as hereinafter defined).

WHEREAS, SED will provide ongoing Development, Maintenance and Support Services listed below for the Software.

The term "HotApps" or “Software” as used in this agreement means: a cross-platform mobile instant messaging application.

NOW THEREFORE, in consideration of the premises and covenants, and other good and valuable consideration, and the mutual promises of the performance of the undertakings set forth herein, it is agreed by and among the parties hereto as follows:

1.	ONGOING DEVELOPMENT & SUPPORT

SED will provide further development and technical support for the Software.   Support shall include (i) diagnosis of problems, (ii) further development and testing, and (iii) resolutions of problems (all collectively, the “Services”). SED will use its best efforts to address reported and reproducible errors in the Software.

2.	MAINTENANCE

During the term of this agreement, SED will provide FIE with patches, updates, releases and latest versions of the Software along with other generally available technical material.  SED agrees not to use or transfer the prior version but to destroy or archive the prior version of the Software.

3.	TERM

This Agreement shall start on the Effective Date. Unless otherwise terminated through written agreement of the Parties, this Agreement shall run for a period of 2 years from the Effective Date.

4.	COMPENSATION

Compensation paid to SED for the Services provided under this Agreement will be provided under the terms of a separate agreement(s).   Until such a time as otherwise agreed to by the Parties, SED will provide the Services free of charge.   Within ninety (90) days of the Effective Date of this Agreement, or such later date as may be mutually agreed between the Parties, the Parties intend to establish a separate compensation agreement.

5.	REPRESENTATIONS, OBLIGATIONS, WARRANTIES AND DISCLAIMERS:

SED represents and warrants as follows:

●
SED has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party;

●
SED agrees that commencing on the Effective Date of the Agreement and continuing through the corporate existence of FIE, that SED will not, either directly or indirectly, on SED’s own behalf, or in the service of or on behalf of others, engage in or provide services or develop products or methodologies of a similar type or nature as that of the FIE; and

●	SED is a duly organized, validly existing corporation of Singapore and its corporate charter has never been revoked or suspended.

FIE represents and warrants as follows:

●
FIE has the power and authority to execute, deliver and perform its obligations under this Agreement, and that neither the execution nor delivery of this Agreement nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or agreement to which it is a party; and

●	FIE is a duly organized, validly existing corporation of the State of Delaware and its authority to operate as a corporation has never been revoked or suspended.

6.	CONFIDENTIAL INFORMATION

SED shall use all Technical Information obtained heretofore or hereafter from FIE for the sole purpose of the further development and marketing of HotApps. SED shall hold in confidence any and all Technical Information and disclosed directly or indirectly to SED by FIE, under this Agreement except that such obligation does not extend to:  (a) Technical Information which at the time of the disclosure are in the public domain; and (b) Technical Information which after disclosure is published or otherwise becomes part of the public domain through no fault of SED (but only after, and only to the extent that, it is published or otherwise becomes part of the public domain).

SED shall upon request by FIE, obtain from its officers, employees and other persons having access to Technical Information, a duly-binding agreement to maintain such information in confidence by any such person in a form acceptable to FIE.

For the avoidance of doubt, nothing herein precludes SED from making any disclosures required of SED under any applicable law or regulation or regulatory or governmental body in Singapore or elsewhere.

7.	ENFORCEMENT

SED shall immediately inform FIE of any infringement, potential or actual, which may come to SED’S attention.  FIE in their sole discretion may, but shall not be obligated to, take whatever steps it deems advisable to terminate any such potential or actual infringement of any of the Software rights.     If FIE shall elect not to pursue such third party, SED, at its sole cost and expense and with FIE approval, may take such action to terminate such infringement, in which event FIE agrees to cooperate with SED.

8.	GENERAL

(a)
Each Party acknowledges that it has read this Agreement, it understands this Agreement and agrees to be bound by its terms. Further, both Parties agree that this is the complete and exclusive statement of the Agreement between the Parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both Parties.

(b)	If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent, deemed to be omitted;
(c)
Neither Party to this Agreement may assign or sub-license without the prior written consent of the other Party, rights, duties or obligations under this Agreement to any person or entity, in whole or in part. A sale of substantially all of FIE's assets to a third party or any transfer of more than 50% of the voting stock of FIE to a third party shall not constitute an assignment under this Agreement.

(d)	This Agreement shall be governed by and construed in accordance with the laws of Singapore.
(e)
In relation to any legal action or proceeding arising out of or in connection with this Agreement (“Proceedings”), the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

(f)
This Agreement may be entered into by the Parties in separate counterparts, each of which when so executed shall be an original, but all counterparts shall together constitute one and the same document. Signatures may be exchanged by facsimile, with original signatures to follow. Each Party agrees to be bound by its own facsimile and that it accepts the facsimile signature of the other Party.

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SIGNATURE PAGE:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first above written above in duplicate by their duly authorized representatives.

SED:
WITNESS:

	By:	/s/ Chan Heng Fai

Print Name: Chan Heng Fai

Title: CEO

FIE:
WITNESS:

	By:	/s/Mary Ellen Schloth

Name: Mary Ellen Schloth

Title: CEO